                                                                   Exhibit 10.11

                              MKS INSTRUMENTS, INC.

                         Restricted Stock Unit Agreement
   Annual Grant to Non-Employee Directors Under the 2004 Stock Incentive Plan

     AGREEMENT made this __ day of _____ 20__ (the "Grant Date"), between MKS Instruments, Inc., a Massachusetts corporation (the "Company"), and (FIRST_NAME) (LAST_NAME) (the "Participant").

     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

     1. General.

     The Company has granted to the Participant restricted stock units ("RSUs") with respect to the number of shares set forth in Exhibit A hereto (the "Shares") of common stock, no par value, of the Company ("Common Stock"), subject to the terms and conditions set forth in this Agreement and in the Company's 2004 Stock Incentive Plan (the "Plan"). The RSUs represent a promise by the Company to deliver Shares upon vesting.

     2. Vesting Period.

     Subject to the terms and conditions of this Agreement (including the Forfeiture provisions described in Section 3 below), the RSUs shall vest on the earlier of (a) the day prior to the first Annual Meeting of the Company's stockholders which occurs after the date hereof or (b) thirteen months after the Grant Date, at which time they shall become vested in full, the "Vesting Date". As soon as practicable after the Vesting Date, but in any event, within the period ending on the later to occur of the date that is 2 1/2 months from the end of (i) the Participant's tax year that includes the Vesting Date, or (ii) the Company's tax year that includes the Vesting Date, the Company shall instruct its transfer agent to deposit the Shares subject to the RSUs into the Participant's existing stock option account (the "Account") at Fidelity Stock Plan Services, LLC, or such other broker with which the Company has established a relationship ("Broker"), subject to payment of all applicable withholding taxes.

     3. Forfeiture.

          (a) Definitions. For purposes of this Agreement, "Forfeiture" shall mean any forfeiture of RSUs pursuant to Section 3(b) below. For purposes of this Agreement, "service" with the Company shall include service as an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Sections 424(e) or (f) of the Internal Revenue Code.

          (b) Cessation of Service. In the event that the Participant ceases to provide services to the Company for any reason or no reason, with or without cause, prior to the final Vesting Date, all of the Participant's RSUs that have not vested as of the date of such cessation shall automatically be forfeited as of such cessation. In the event that the Participant ceases to provide services to the Company by reason of death or disability prior to the Vesting Date, then 100% of the Participant's RSUs shall become immediately and fully vested and shall no longer be subject to the Forfeiture provisions under this Agreement. For the purpose of this Section 3, "disability" shall mean disability as defined in Section 216(i)(1) of the U.S. Social Security Act.

          (c) Change in Control. Notwithstanding the foregoing, upon the effectiveness of a Change in Control, (as defined below), 100% of the Participant's RSUs shall become immediately and fully vested and shall no longer be subject to the Forfeiture provisions under this Agreement. For purposes of this section "Change in Control" means the first to occur of any of the following events: (I) any "person" (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's capital stock entitled to vote in the election of directors; (II) the shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than fifty percent (50%) of the common stock of the surviving corporation immediately after the consolidation or merger; or (III) the shareholders of the Company approve the sale or transfer of all or substantially all of the assets of the Company to parties that are not within a "controlled group of corporations" (as defined in Code Section 1563) in which the Company is a member.

     4. Restrictions on Transfer.

     The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any RSUs, or any interest therein, except that the Participant may transfer such RSUs (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, "Approved Relatives") or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such RSUs shall remain subject to this Agreement (including without limitation the terms of Forfeiture and the restrictions on transfer set forth in this Section
4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

     5. Provisions of the Plan.

     This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

     6. No Compensation Deferral. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A ("Section 409A") of the U.S. Internal Revenue Code of 1986, as amended. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no awards (including without limitation, the RSUs) become subject to the requirements of Section 409A.

     7. Withholding Taxes.

          (a) The Company's obligation to deliver Shares to the Participant upon the vesting of the RSUs shall be subject to the satisfaction of all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax related withholding requirements ("Withholding Taxes").

          (b) The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this grant and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of this grant or the transactions contemplated by this Agreement.

     8. Nature of the Grant. In signing this Agreement, the Participant acknowledges that:

     (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

     (b) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded repeatedly in the past;

     (c) all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

     (d) the Participant's participation in the Plan is voluntary;

     (e) RSUs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company;

     (f) RSUs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company;

     (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

     (h) if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of RSUs may increase or decrease in value;

     (i) in consideration of the grant of RSUs, no claim or entitlement to compensation or damages arises from termination of the RSUs or diminution in value of the RSUs or Shares received upon vesting of RSUs resulting from termination of the Participant's service relationship by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

     (j) further, if the Participant ceases to provide services, the Participant's right to receive RSUs and vest under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively providing services to the Company and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services to the company for purposes of the Plan.

     9. Data Privacy Notice and Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this paragraph, by and among, as applicable, and the Company and its subsidiaries and affiliates for, among other purposes, implementing, administering and managing the Participant's participation in the Plan. The Participant understands that the Company and its subsidiaries hold certain personal information about the Participant, including the Participant's name, home address, date of birth, social security number or identification number, salary, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant's favor, for the purpose of managing and administering the Plan ("Data"). The Participant further understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for various purposes, including implementation, administration and management of the Participant's participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to Broker or such other stock plan service provider or other third parties assisting the Company with processing of Data. The Participant understands that these recipients may be located in the United States, and that the recipient's country may have different data privacy laws and protections than in the Participant's country. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described in this section, including any requisite transfer to Broker or such other stock plan service provider or other third party as may be required for the administration of the Plan and/or the subsequent holding of Shares of stock on the Participant's behalf. The Participant understands that he or she may, at any time, request access to the Data, request any necessary amendments to it or refuse or withdraw the consents herein, in any case without cost, by contacting in writing. The Participant understands, however, that withdrawal of consent may affect the Participant's ability to participate in or realize benefits from the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company.

     10. Miscellaneous.

          (a) No Rights to Service Relationship. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only in accordance with the terms of such section. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of a continued service relationship as an employee, officer, director, consultant or advisor to the Company or any subsidiary of the Company for the vesting period, for any period, or at all.

          (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

          (c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

          (e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10(e).

          (f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (g) Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

          (h) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, RSUs granted under the Plan or future RSUs that may be granted under the Plan by electronic means or to request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

          (i) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

          (j) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

          (k) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

          (l) The Participant's Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; and (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        MKS INSTRUMENTS, INC.


                                        By:
                                            ------------------------------------
                                        Title: Chief Executive Officer &
                                               President
                                               90 Industrial Way
                                               Wilmington, MA 01887

                                        (First_Name) (Last_Name)


                                        Participants Signature:
                                                                ----------------
                                        Address: (Street), (BoxApt)
                                                 (City), (State) (Zip_Code)
                                                 (Country)

                                                                       Exhibit A

                              [Stock Award Letter]


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